News Release		Exhibit 99.1

Contact:	Corporate Communications
Houston:	713.324.5080
Email:	corpcomm@coair.com
News archive:	continental.com/company/news/	Address:	P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS APRIL 2010
OPERATIONAL PERFORMANCE

HOUSTON, May 3, 2010 – Continental Airlines (NYSE: CAL) today reported an April  consolidated (mainline plus regional) load factor of 82.9 percent, 0.6 points above the April 2009 consolidated load factor and a mainline load factor of 83.4 percent, 0.3 points above the April 2009 mainline load factor.  Both April load factors were records for the month.  The carrier reported an April domestic mainline load factor of 86.0 percent, 0.4 points below the April 2009 domestic mainline load factor, and a record international mainline load factor of 80.9 percent, 0.8 points above April 2009.

During April, Continental recorded a U.S. Department of Transportation (DOT) on-time arrival rate of 86.0 percent and a mainline segment completion factor of 98.5 percent.

In April 2010, Continental flew 7.4 billion consolidated revenue passenger miles (RPMs) and 8.9 billion consolidated available seat miles (ASMs), resulting in a consolidated traffic decrease of 2.6 percent and a capacity decrease of 3.2 percent as compared to April 2009.  In April 2010, Continental flew 6.5 billion mainline RPMs and 7.9 billion mainline ASMs, resulting in a mainline traffic decrease of 3.6 percent and a mainline capacity decrease of 3.9 percent as compared to April 2009.  Domestic mainline traffic was 3.3 billion RPMs in April 2010, down 3.4 percent from April 2009, and domestic mainline capacity was 3.8 billion ASMs, down 3.0 percent from April 2009.

For April 2010, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 14.0 and 15.0 percent compared to April 2009, while mainline RASM is estimated to have increased between 12.0 and 13.0 percent. For March 2010, consolidated passenger RASM increased 15.0 percent compared to March 2009, while mainline passenger RASM increased 13.4 percent compared to March 2009.

Continental’s operations during the month of April were adversely impacted by a volcanic ash plume in Europe that led to the cancellation of 403 transatlantic flights.  Continental estimates that the suspension of these flights during April 2010 resulted in a reduction of 275 million available seat miles, and reduced its consolidated passenger revenue for the month by approximately $24 million.  The net effect of the reduction in available seat miles and passenger revenue resulted in a year-over-year RASM benefit of approximately one percentage point, as compared to the RASM performance the company would have expected had the company flown the capacity it cancelled as a result of the volcanic ash plume.

 Continental’s regional operations had an April load factor of 79.5 percent, 3.1 points above the April 2009 regional load factor.  Regional RPMs were 826.6 million and regional ASMs were 1,039.6 million in April 2010, resulting in a traffic increase of 6.4 percent and a capacity increase of 2.3 percent versus April 2009.

Continental Airlines is the world’s fifth largest airline.  Continental, together with Continental Express and Continental Connection, has more than 2,700 daily departures throughout the Americas, Europe and Asia, serving 132 domestic and 137 international destinations.   Continental is a member of Star Alliance, which overall offers 19,700 daily flights to 1,077 airports in 175 countries through its 26 member airlines.  With more than 40,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with its regional partners, carries approximately 63 million passengers per year.

Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.  For nine consecutive years, FORTUNE magazine has ranked Continental as the top U.S. airline on its “World’s Most Admired Companies” airline industry list. For more company information, go to continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company’s current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company’s 2009 Form 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the potential for significant volatility in the cost of aircraft fuel, the consequences of its high leverage and other significant capital commitments, its high labor and pension costs, delays in scheduled aircraft deliveries, service interruptions at one of its hub airports, disruptions to the operations of its regional operators, disruptions in its computer systems, and industry conditions, including continuing weakness in the U.S. and global economies, the airline pricing environment, terrorist attacks, regulatory matters, excessive taxation, industry consolidation and airline alliances, the availability and cost of insurance, public health threats and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law.

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PRELIMINARY TRAFFIC RESULTS
APRIL	2010	2009	Change
REVENUE PASSENGER MILES (000)
Domestic	3,252,390	3,365,954	-3.4	Percent

International	3,293,565	3,424,161	-3.8	Percent
Transatlantic	1,504,831	1,742,205	-13.6	Percent
Latin America	1,082,896	1,051,435	3.0	Percent
Pacific	705,838	630,521	11.9	Percent

Mainline	6,545,955	6,790,115	-3.6	Percent
Regional	826,642	776,635	6.4	Percent
Consolidated	7,372,597	7,566,750	-2.6	Percent
AVAILABLE SEAT MILES (000)
Domestic	3,780,167	3,896,376	-3.0	Percent

International	4,071,888	4,275,932	-4.8	Percent
Transatlantic	1,826,085	2,114,448	-13.6	Percent
Latin America	1,370,602	1,305,467	5.0	Percent
Pacific	875,201	856,017	2.2	Percent

Mainline	7,852,055	8,172,308	-3.9	Percent
Regional	1,039,621	1,016,369	2.3	Percent
Consolidated	8,891,676	9,188,677	-3.2	Percent
PASSENGER LOAD FACTOR
Domestic	86.0 Percent	86.4 Percent	-0.4	Points

International	80.9 Percent	80.1 Percent	0.8	Points
Transatlantic	82.4 Percent	82.4 Percent	0.0	Point
Latin America	79.0 Percent	80.5 Percent	-1.5	Points
Pacific	80.6 Percent	73.7 Percent	6.9	Points

Mainline	83.4 Percent	83.1 Percent	0.3	Points
Regional	79.5 Percent	76.4 Percent	3.1	Points
Consolidated	82.9 Percent	82.3 Percent	0.6	Points
ONBOARD PASSENGERS
Mainline	3,710,930	3,967,015	-6.5	Percent
Regional	1,517,163	1,443,181	5.1	Percent
Consolidated	5,228,093	5,410,196	-3.4	Percent
CARGO REVENUE TON MILES (000)
Total	89,785	72,611	23.7	Percent

PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2010	2009	Change
REVENUE PASSENGER MILES (000)
Domestic	12,225,722	12,275,274	-0.4	Percent

International	13,046,140	12,204,420	6.9	Percent
Transatlantic	5,875,174	5,782,838	1.6	Percent
Latin America	4,430,228	4,157,194	6.6	Percent
Pacific	2,740,738	2,264,388	21.0	Percent

Mainline	25,271,862	24,479,694	3.2	Percent
Regional	3,018,941	2,876,432	5.0	Percent
Consolidated	28,290,803	27,356,126	3.4	Percent
AVAILABLE SEAT MILES (000)
Domestic	14,768,441	15,072,932	-2.0	Percent

International	16,474,889	16,451,340	0.1	Percent
Transatlantic	7,529,764	8,139,193	-7.5	Percent
Latin America	5,510,365	5,239,458	5.2	Percent
Pacific	3,434,760	3,072,689	11.8	Percent

Mainline	31,243,330	31,524,272	-0.9	Percent
Regional	3,962,932	3,987,345	-0.6	Percent
Consolidated	35,206,262	35,511,617	-0.9	Percent
PASSENGER LOAD FACTOR
Domestic	82.8 Percent	81.4 Percent	1.4	Points

International	79.2 Percent	74.2 Percent	5.0	Points
Transatlantic	78.0 Percent	71.0 Percent	7.0	Points
Latin America	80.4 Percent	79.3 Percent	1.1	Points
Pacific	79.8 Percent	73.7 Percent	6.1	Points

Mainline	80.9 Percent	77.7 Percent	3.2	Points
Regional	76.2 Percent	72.1 Percent	4.1	Points
Consolidated	80.4 Percent	77.0 Percent	3.4	Points
ONBOARD PASSENGERS
Mainline	14,271,545	14,528,708	-1.8	Percent
Regional	5,489,847	5,289,352	3.8	Percent
Consolidated	19,761,392	19,818,060	-0.3	Percent
CARGO REVENUE TON MILES (000)
Total	352,356	273,030	29.1	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
APRIL	2010	2009	Change
On-Time Performance 1	86.0%	72.0%	14.0	Points
Completion Factor 2	98.5%	99.4%	(0.9)	Points
March 2010 year-over-year consolidated RASM change			15.0	Percent
March 2010 year-over-year mainline RASM change			13.4	Percent
April 2010 estimated year-over-year consolidated RASM change			14.0 - 15.0	Percent
April 2010 estimated year-over-year mainline RASM change			12.0 - 13.0	Percent
April 2010 estimated average price per gallon of fuel, including fuel taxes			2.25	Dollars
Second Quarter 2010 estimated average price per gallon of fuel, including fuel taxes			2.33	Dollars

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Segment Completion Percentage